Exhibit 10.6

REGISTRATION RIGHTS AGREEMENT

BY AND AMONG

THE ONE GROUP HOSPITALITY, INC.

HPC III KAIZEN LP

AND

HPS INVESTMENT PARTNERS, LLC

Dated as of [●], 2024

TABLE OF CONTENTS

Page

Article I Resale Shelf Registration1

Section 1.1Resale Shelf Registration Statement1

Section 1.2Effectiveness Period2

Section 1.3Subsequent Shelf Registration2

Section 1.4Supplements and Amendments2

Section 1.5Subsequent Holder Notice2

Section 1.6Underwritten Offering3

Section 1.7Shelf Take-Downs3

Article II Company Registration4

Section 2.1Notice of Registration4

Section 2.2Underwriting4

Section 2.3Right to Terminate Registration5

Article III Additional Provisions Regarding Registration Rights5

Section 3.1Registration Procedures5

Section 3.2Limitation on Subsequent Registration Rights8

Section 3.3Expenses of Registration8

Section 3.4Information by Holders8

Section 3.5Rule 144 Reporting9

Section 3.6“Market Stand-Off” Agreement9

Article IV Indemnification10

Section 4.1Indemnification by Company10

Section 4.2Indemnification by Holders10

Section 4.3Notification11

Section 4.4Contribution12

Article V Transfer and Termination of Registration Rights12

Section 5.1Transfer of Registration Rights12

Section 5.2Termination of Registration Rights12

Article VI Miscellaneous13

Section 6.1Counterparts13

Section 6.2Governing Law.13

Section 6.3Entire Agreement; No Third Party Beneficiary14

Section 6.4Expenses14

Section 6.5Notices14

i

Section 6.6Successors and Assigns15

Section 6.7Headings15

Section 6.8Amendments and Waivers15

Section 6.9Interpretation; Absence of Presumption16

Section 6.10Severability16

ii

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of [●], 2024, by and among The ONE Group Hospitality, Inc., a Delaware corporation (including its successors and permitted assigns, the “Company”) and HPC III Kaizen LP, a Delaware limited partnership (the “Hill Path Investor”) and HPS Investment Partners, LLC, a Delaware limited liability company (the “HPS Investor” and together with the Hill Path Investor, the “Investors”).  Capitalized terms used but not defined elsewhere herein are defined in Exhibit A.

This Agreement is entered into in connection with the closing of the issuance of warrants (the “Warrants”) to purchase shares of the Company’s Common Stock pursuant to the Investment Agreement, dated as of March 26, 2024, by and among the Company and the Investors (as amended, supplemented or otherwise modified from time to time, the “Investment Agreement”).

As a condition to each of the parties’ obligations under the Investment Agreement, the Company and the Investors are entering into this Agreement for the purpose of granting certain registration rights to each of the Investors.

In consideration of the promises and the mutual representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

Article I
Resale Shelf Registration
Section 1.1Resale Shelf Registration Statement.  Subject to the other applicable provisions of this Agreement, the Company shall file within ninety (90) days of the date hereof and use its reasonable best efforts to cause to go effective as promptly as practicable thereafter, but no later than one hundred and eighty (180) days following the date hereof, a registration statement covering the sale or distribution from time to time by the Holders, on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of all of the Registrable Securities on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, then such registration shall be on another appropriate form (including Form S-1) and shall provide for the registration of such Registrable Securities for resale by such Holders in accordance with any reasonable method of distribution elected by the Holders) (the “Resale Shelf Registration Statement” and such registration, the “Resale Shelf Registration”), and if the Company is a WKSI as of the filing date, the Resale Shelf Registration Statement shall be an Automatic Shelf Registration Statement. If the Resale Shelf Registration Statement is not an Automatic Shelf Registration Statement, then the Company shall use its reasonable best efforts to cause such Resale Shelf Registration Statement to be declared effective by the Commission as promptly as practicable after the filing thereof, but no later than one hundred and eighty (180) days following the date hereof.

Notwithstanding the foregoing, if the Commission prevents the Company from including any or all of the Registrable Securities on the Resale Shelf Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Registrable Securities by the Holders, the Resale Shelf Registration Statement shall register the resale of a number of shares of the Registrable Securities which is equal to the maximum number of shares as is permitted by the Commission, and, subject to the provisions of this Section 1.1, the Company shall continue to its use reasonable best efforts to register all remaining Registrable Securities as set forth in this Section 1.1. In such event, the number of shares of Registrable Securities to be registered for each Holder in the Resale Shelf Registration Statement shall be reduced pro rata among all Holders, provided, however, that, prior to reducing the number of shares of Registrable Securities to be registered for any Holder in such Resale Shelf Registration Statement, the Company shall first remove any shares of Registrable Securities to be registered for any Person other than a Holder that was proposed to be included in such Resale Shelf Registration Statement. The Company shall continue to use its reasonable best efforts to register all remaining Registrable Securities as promptly as practicable in accordance with the applicable rules, regulations and guidance of the Commission. Notwithstanding anything herein to the contrary, if the Commission, by written comment, limits the Company’s ability to file, or prohibits or delays the filing of, a Resale Shelf Registration Statement or a Subsequent Shelf Registration with respect to any or all the Registrable Securities, the Company’s compliance with such limitation, prohibition or delay solely to the extent of such limitation, prohibition or delay shall not be a breach or default by the Company under this Agreement and shall not be deemed a failure by the Company to use “reasonable best efforts” as set forth above or elsewhere in this Agreement.

Section 1.2Effectiveness Period.  Once effective, the Company shall, subject to the other applicable provisions of this Agreement, use its reasonable best efforts to cause the Resale Shelf Registration Statement or a Subsequent Shelf Registration to be continuously effective and usable for so long as any Registrable Securities remain outstanding (the “Effectiveness Period”).
Section 1.3Subsequent Shelf Registration.  If (i) any Shelf Registration ceases to be effective under the Securities Act for any reason at any time during the Effectiveness Period or (ii) the Company issues additional Registrable Securities to a Holder that are not covered by any Shelf Registration, the Company shall use its reasonable best efforts to promptly cause such Shelf Registration to again become effective under the Securities Act (including obtaining the prompt withdrawal of any order suspending the effectiveness of such Shelf Registration and including by filing an amendment to cover additional Registrable Securities), and in any event shall within thirty (30) days of such cessation of effectiveness or issuance of additional Registrable Securities, amend such Shelf Registration in a manner reasonably expected to obtain the withdrawal of any order suspending the effectiveness of such Shelf Registration or to register such additional Registrable Securities or, file an additional registration statement (a “Subsequent Shelf Registration”) for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by Holders thereof of all securities that are Registrable Securities as of the time of such filing.  If a Subsequent Shelf Registration is filed, the Company shall use its reasonable best efforts to (a) cause such Subsequent Shelf Registration to become effective under the Securities Act as promptly as is reasonably practicable after such filing, but in no event later than the date that is ninety (90) days after such Subsequent Shelf Registration is filed and (b) keep such Subsequent Shelf Registration (or another Subsequent Shelf Registration) continuously effective until the end of the Effectiveness Period.  Any such Subsequent Shelf Registration shall be a registration statement on Form S-3 to the extent that the Company is eligible to use such form, and if the Company is a WKSI as of the filing date, such registration statement shall be an Automatic Shelf Registration Statement.  Otherwise, such Subsequent Shelf Registration shall be on another appropriate form (including Form S-1) and shall provide for the registration of such Registrable Securities for resale by such Holders in accordance with any reasonable method of distribution elected by the Holders.
Section 1.4Supplements and Amendments.  The Company shall supplement and amend any Shelf Registration if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration if required by the Securities Act or as reasonably requested by the Holders covered by such Shelf Registration.
Section 1.5Subsequent Holder Notice.  If a Person becomes a Holder of Registrable Securities after a Shelf Registration becomes effective under the Securities Act, the Company shall, as promptly as is reasonably practicable following delivery of written notice to the Company of such Person becoming a Holder and requesting for its name to be included as a selling securityholder in the prospectus related to the Shelf Registration (a “Subsequent Holder Notice”):

(a)if required and permitted by applicable law, file with the Commission a supplement to the related prospectus or a post-effective amendment to the Shelf Registration so that such Holder is named as a selling securityholder in the Shelf Registration and the related prospectus in such a manner as to permit such Holder to deliver a prospectus to purchasers of the Registrable Securities in accordance with applicable law;
(b)if, pursuant to Section 1.5(a), the Company shall have filed a post-effective amendment to the Shelf Registration that is not automatically effective, use its reasonable best efforts to cause such post-effective amendment to become effective under the Securities Act as promptly as is reasonably practicable, but in any event by the date that is ninety (90) days after the date such post-effective amendment is required by Section 1.5(a) to be filed; and
(c)notify such Holder as promptly as is reasonably practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to Section 1.5(a).
Section 1.6Underwritten Offering.  Each Hill Path Holder of Registrable Securities may, on up to two (2) occasions after the Resale Shelf Registration Statement becomes effective deliver a written notice to the Company specifying that the sale of some or all of the Registrable Securities subject to the Shelf Registration is intended to be conducted through a marketed, underwritten offering, which may include a block trade or registered direct offering, so long as the anticipated gross proceeds of such marketed underwritten offering is not less than twenty five million dollars ($25,000,000) (unless the Holders are proposing to sell all of their remaining Registrable Securities in which case no such minimum gross proceeds threshold shall apply) (the “Marketed Underwritten Offering”).  In the event of a  Marketed Underwritten Offering:
(a)The Holder or Holders of a majority of the Registrable Securities participating in an Marketed Underwritten Offering shall select the managing underwriter or underwriters to administer the Marketed Underwritten Offering; provided, however, that such Holder or Holders will not make the choice of such managing underwriter or underwriters without reasonable consultation with the Company and without obtaining the Company’s prior written consent, which the Company shall not unreasonably withhold, delay or condition; provided further that, such Holder or Holders may make such choice without the prior written consent of the Company but, if such written consent is not obtained, then the Company and its officers and management will have no obligation to engage in road shows or other marketing activities pursuant to Section 3.1(n).
(b)Notwithstanding any other provision of this Section 1.6, if the managing underwriter or underwriters of a proposed Marketed Underwritten Offering advises the Board of Directors of the Company that in its or their opinion the number of Registrable Securities requested to be included in such Marketed Underwritten Offering exceeds the number which can be sold in such Marketed Underwritten Offering in light of market conditions, the Registrable Securities shall be included on a pro rata basis upon the number of securities that each Holder shall have requested to be included in such offering.  If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter or underwriters.
Section 1.7Shelf Take-Downs.
(a)Subject to the other applicable provisions of this Agreement, at any time that any Resale Shelf Registration Statement is effective, if a Holder delivers a notice to the Company (a “Take-Down Notice”) stating that it intends to effect a sale or distribution of all or part of its Registrable Securities included by it on any Resale Shelf Registration Statement (a “Shelf Offering”) and stating the number of Registrable Securities to be included in such Shelf Offering, then, subject to the other applicable provisions of this Agreement, the Company shall, as promptly as practicable, amend or supplement the Resale Shelf Registration Statement as may be necessary in order to enable such Registrable Securities to be sold and distributed pursuant to the Shelf Offering. Any such Shelf Offering may be underwritten (through a block trade or otherwise) or may be a “registered direct” offering; provided that if a Shelf Offering shall be a marketed underwritten offering, Section 1.6 shall apply.
(b)The Holder or Holders of a majority of the Registrable Securities participating in a Shelf Offering shall select the managing underwriter or underwriters (or placement agent, as applicable) to administer the Shelf Offering; provided, however, that such Holder or Holders will not make the choice of such managing underwriter or underwriters without reasonable consultation with the Company and without obtaining the Company’s prior written consent, which the Company shall not unreasonably withhold, delay or condition; provided further that, such Holder or Holders may make such choice without the prior written consent of the Company but, if such written consent is not obtained, then the Company and its officers and management will have no obligation to engage in road shows or other marketing activities pursuant to Section 3.1(n).
(c)Notwithstanding any other provision of this Section 1.7, if the managing underwriter or underwriters (or placement agent, as the case may be) of a proposed Shelf Offering advises the Board of Directors of the Company that in its or their opinion the number of Registrable Securities requested to be included in such Shelf Offering exceeds the number which can be sold in such Shelf Offering in light of market conditions, the Registrable Securities shall be included on a pro rata basis upon the number of securities that each Holder shall have requested to be included in such Shelf Offering.  If any Holder disapproves of the terms of any such Shelf Offering, such Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter or underwriters (or placement agent, as applicable).
Article II
Company Registration
Section 2.1Notice of Registration.  If at any time or from time to time the Company shall determine to file a registration statement with respect to an offering (or to make an underwritten public offering pursuant to a previously filed registration statement) of its Common Stock, whether or not for its own account (other than a registration statement on Form S-4, Form S-8 or any successor forms), the Company will:
(a)promptly give to each Holder written notice thereof, which notice shall be given, to the extent reasonably practicable, no later than five (5) Business Days prior to the filing or launch date (except in the case of an offering that is an “overnight offering,” in which case such notice must be given no later than two (2) Business Days prior to the filing or launch date or in the case of any Shelf Offering pursuant to Section 1.7, no later than one (1) Business Day); and
(b)subject to Section 2.2, include in such registration or underwritten offering (and any related qualification under blue sky laws or other compliance) all the Registrable Securities specified in a written request or requests made within three (3) Business Days after receipt of such written notice from the Company by any Holder (except in the case of an offering that is an “overnight offering,” in which case such request must be made no later than one (1) Business Day after receipt of such written notice from the Company).
Section 2.2Underwriting.  The right of any Holder to registration pursuant to Section 1.6, Section 1.7 or this Article II shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein.  Each Holder proposing to distribute its securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into and perform such Holder’s obligations under an underwriting agreement with the managing underwriter selected in accordance with Section 1.6(a) (such underwriting agreement to be in a customary form negotiated by the Company or such stockholders, as the case may be).  Notwithstanding any other provision of this Article II, if the managing underwriter or underwriters of a proposed underwritten offering with respect to which Holders of Registrable Securities have exercised their piggyback registration rights advise the Board of Directors of the Company that in its or their opinion the number of Registrable Securities requested to be included in the offering thereby and all other securities proposed to be sold in the offering exceeds the number which can be sold in such underwritten offering in light of market conditions, the Registrable Securities and such other securities to be included in such underwritten offering shall be allocated, (a) first, in the event such offering was initiated by the Company for its own account, up to the total number of securities that the Company has requested to be included in such registration, (b) second, and only if all the securities referred to in clause (a) have been included, up to the total number of securities that the Holders have requested to be included in such offering (pro rata based upon the number of securities that each of them shall have requested to be included in such offering) and (c) third, and only if all the securities referred to in clause (b) have been included, all other securities proposed to be included in such offering that, in the opinion of the managing underwriter or underwriters can be sold without having such adverse effect.  If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter or underwriters.  Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

Section 2.3Right to Terminate Registration.  The Company or the holders of securities who have caused a registration statement to be filed as contemplated by Article I or Article II, as the case may be, shall have the right to have any registration initiated by it or them under Article I or Article II terminated or withdrawn prior to the effectiveness thereof, whether or not any Holder has elected to include securities in such registration.
Article III
Additional Provisions Regarding Registration Rights
Section 3.1Registration Procedures.  In the case of each registration effected by the Company pursuant to Article I or Article II, the Company will keep each Holder participating in such registration reasonably informed as to the status thereof and, at its expense, the Company will, as expeditiously as possible to the extent applicable:
(a)prepare and file, as promptly as reasonably practicable, with the Commission a registration statement with respect to such securities in accordance with the applicable provisions of this Agreement;
(b)prepare and file, as promptly as reasonably practicable, with the Commission such amendments, including post-effective amendments, and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement (including to permit the intended method of distribution thereof) and as may be necessary to keep the registration statement continuously effective for the period set forth in this Agreement;
(c)furnish to the Holders participating in such registration and to their legal counsel copies of the registration statement proposed to be filed, and provide such Holders and their legal counsel the reasonable opportunity to review and comment on such registration statement; provided, that the Company shall not have any obligation to modify any information if the Company reasonably expects that so doing would cause such registration statement or the prospectus used in connection with such registration statement to contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;
(d)furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus and final prospectus as such underwriters may reasonably request in order to facilitate the public offering of such securities;
(e)use commercially reasonable efforts to notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the Company’s knowledge of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and, subject to Section 3.1(n), at the request of any such Holder, prepare promptly and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchaser of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing; provided, that each selling Holder of such Registrable Securities, upon receipt of any notice from the Company pursuant to Section 3.1(k) of any event of the kind described in this Section 3.1(e), shall immediately discontinue disposition of the Registrable Securities pursuant to such registration statement covering such Registrable Securities until such Holder is advised in writing by the Company that the use of such prospectus may be resumed and is furnished with a supplemented or amended prospectus as contemplated by this Section 3.1(e) (which shall occur within the time periods described in Section 3.1(k)), and if so directed by the Company, such Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the prospectus covering such Registrable Securities at the time of receipt of such notice;
(f)use reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions in which it is not already qualified;
(g)in the event that the Registrable Securities are being offered in a Marketed Underwritten Offering, enter into and perform its obligations under an underwriting agreement on customary terms and in accordance with the applicable provisions of this Agreement;
(h)use commercially reasonable efforts to furnish, (i) on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters and to the extent required by the applicable underwriting agreement, an opinion and negative assurance letter, dated as of such date, of the legal counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) on the date that the offering of such Registrable Securities is priced and on the date that such securities are being sold through underwriters, a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters to the extent required by the applicable underwriting agreement;

(i)in connection with a customary due diligence review, make available upon reasonable notice and during business hours for inspection by the Holders, any underwriter participating in any such disposition of Registrable Securities, if any, and any counsel or accountants retained by the Holders or underwriter, all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, to the extent reasonably necessary to enable them to exercise their due diligence responsibilities, and cause the officers, directors and employees of the Company and its subsidiaries to supply all relevant information and participate in customary due diligence sessions, in each case, as reasonably requested by any such representative, underwriter, counsel or accountant in connection with such registration statement; provided, however, each such underwriter shall agree in writing to hold in strict confidence and not to make any disclosure or use of any information requested above (the “Requested Information”), unless (1) the disclosure of the Requested Information is necessary to avoid or correct a misstatement or omission in such registration or is otherwise required under the Securities Act, (2) the release of the Requested Information is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, (3) the Requested Information is or has been made generally available to the public other than by disclosure in violation of this Agreement or other obligation of confidentiality, (4) the Requested Information was within such underwriter’s possession on a non-confidential basis prior to it being furnished to such underwriter by or on behalf of the Company or any of its representatives, provided that the source of such information was not bound by a confidentiality agreement or other contractual, legal or fiduciary obligation of confidentiality with respect to such information or (5) the Requested Information becomes available to such underwriter on a non-confidential basis from a source other than the Company or any of its representatives, provided that such source is not bound by a confidentiality agreement or other contractual, legal or fiduciary obligation of confidentiality with respect to such information. Such underwriter agrees that it shall, upon learning that disclosure of the Requested Information is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Requested Information deemed confidential;
(j)in the event that any broker-dealer underwrites any Registrable Securities or participates as a member of an underwriting syndicate or selling group or “participates in an offering” (within the meaning of the FINRA Rules) thereof, whether as a Holder or as an underwriter, placement, sales agent or broker or dealer in respect thereof, or otherwise, the Company will, upon the reasonable request of such broker-dealer, comply with any reasonable request of such broker-dealer in complying with the FINRA Rules;
(k)notwithstanding any other provision of this Agreement, if the Board of Directors of the Company has determined in good faith that the disclosure necessary for continued use of the prospectus and registration statement by the Holders could be materially detrimental to the Company, the Company shall have the right not to file or not to cause the effectiveness of any registration covering any Registrable Securities and to suspend the use of the prospectus, prospectus supplement and the registration statement covering any Registrable Security for such period of time as its use would be materially detrimental to the Company by delivering written notice of such suspension to all Holders listed on the Company’s records; provided, however, that in any 12-month period the Company may exercise the right to such suspension not more than two times.  Such written notice shall not contain a statement of the reasons for such suspension, but shall contain the anticipated length of such suspension.  The Company expressly agrees that the Investor shall not receive any material non-public information in connection with any such notice.  From and after the date of a notice of suspension under this Section 3.1(k), each Holder agrees not to use the prospectus or registration statement until the earlier of (i) notice from the Company that such suspension has been lifted or (ii) the day following the sixtieth (60th) day of suspension within any 12-month period;

(l)cooperate with, and direct the Company’s transfer agent to cooperate with, the Holders and the managing underwriters, if any, to facilitate the timely settlement of any offering or sale of Registrable Securities, including the preparation and delivery of certificates or book-entry representing Registrable Securities to be sold together with any other authorizations, certificates, opinions and directions required by the transfer agent which authorize and direct the transfer agent to issue such Registrable Securities without restriction upon sale by the holder of such shares of Registrable Securities;
(m)use its reasonable best efforts to cause all shares of Common Stock issued or issuable upon exercise of the Registrable Securities to be listed on the national securities exchange on which the Common Stock is then listed; and
(n)subject to the final proviso in Section 1.6(a), cause its officers to use their reasonable best efforts to support the marketing of the Registrable Securities (including, without limitation, participation in “road shows” and other customary marketing activities, which may be virtual).
Section 3.2Limitation on Subsequent Registration Rights.  From and after the date hereof, the Company shall not enter into any agreement granting any holder or prospective holder of any securities of the Company any shelf, demand, piggyback or incidental registration rights with respect to such securities that are, with respect to priority on underwriting cutbacks, senior to the rights granted to the Holders herein, without the prior written consent of Holders of a majority of the Registrable Securities.
Section 3.3Expenses of Registration.  All Registration Expenses incurred in connection with any registration or sale pursuant to this Agreement or otherwise in complying with this Agreement shall be borne by the Company. All Selling Expenses relating to securities registered for resale on behalf of the Holders shall be borne by the Holders of the registered securities included in such registration.
Section 3.4Information by Holders.  The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.  It is understood and agreed that the obligations of the Company under Article I or II are conditioned on the timely provisions of the foregoing information by such Holder or Holders and, without limitation of the foregoing, will be conditioned on compliance by such Holder or Holders with the following:
(a)such Holder or Holders will cooperate with the Company in connection with the preparation of the applicable registration statement, and for so long as the Company is obligated to keep such registration statement effective, such Holder or Holders will provide to the Company, in writing and in a timely manner, for use in such registration statement (and expressly identified in writing as such), all information regarding themselves and such other information as may be required by applicable law to enable the Company to prepare such registration statement and the related prospectus covering the applicable Registrable Securities owned by such Holder or Holders and to maintain the currency and effectiveness thereof;
(b)during such time as such Holder or Holders may be engaged in a distribution of the Registrable Securities, such Holder or Holders will comply with all laws applicable to such distribution, including Regulation M promulgated under the Exchange Act, and, to the extent required by such laws, will, among other things: (i) not engage in any stabilization activity in connection with the securities of the Company in contravention of such laws and (ii) if required by applicable law, cause to be furnished to each agent or broker-dealer to or through whom such Registrable Securities may be offered, or to the offeree if an offer is made directly by such Holder or Holders, such copies of the applicable prospectus (as amended and supplemented to such date) and documents incorporated by reference therein as may be required by such agent, broker-dealer or offeree; and
(c)on receipt of written notice from the Company of the happening of any of the events specified in Section 3.1(k), or that requires the suspension by such Holder or Holders of the distribution of any of the Registrable Securities owned by such Holder or Holders pursuant to a registered offering, then such Holders shall cease offering or distributing the Registrable Securities owned by such Holder or Holders in a registered offering until the offering and distribution of the Registrable Securities owned by such Holder or Holders may recommence in accordance with the terms hereof and applicable law.
Section 3.5Rule 144 Reporting.  With a view to making available the benefits of Rule 144 to the Holders, the Company will use reasonable best efforts to:
(a)file with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act;
(b)so long as a Holder owns any Restricted Securities, furnish to the Holder forthwith upon written request, to the extent accurate, a written statement by the Company as to its compliance with the reporting requirements of the Exchange Act; and
(c)deliver any instructions, certificates or legal opinions required by the transfer agent in connection with a disposition of Registrable Securities pursuant to Rule 144, in each case of this clause (c), if customary representation letters are executed and delivered by the seller of the Registrable Securities to the Company and its counsel to confirm factual matters having a bearing on the availability of Rule 144; and such seller has delivered reasonably requested documentation to the transfer agent.
Section 3.6“Market Stand-Off” Agreement.  The Holders shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale with respect to, any Common Stock (or other securities of the Company) held by the Holders (other than those included in the registration) for a period specified by the representatives of the managing underwriter or underwriters of Common Stock (or other securities of the Company convertible into Common Stock) not to exceed five (5) days prior and sixty (60) days following the pricing of any registered public sale of securities by the Company in which such Holder participates in accordance with Article II, subject to customary exceptions (including, without limitation, to the extent that any securities of the Company are subject to an Equity Loan (as defined in the Investment Agreement), to permit the pledge of such securities pursuant to such Equity Loan and any foreclosure in connection with such Equity Loan, or transfer in lieu of a foreclosure thereunder, and subsequent sales, dispositions or other transfers).  Each of the Holders also shall execute and deliver any “lock-up” agreement reasonably requested by the representatives of any underwriters of the Company in connection with an offering in which such Holder participates, subject to customary exceptions (including, without limitation, as described in the preceding sentence in respect of pledges and foreclosures); provided that such obligation shall only apply where (i) all executive officers and directors are similarly bound and (ii) the terms of the Investors’ lock-up are no more restrictive than the terms of the lock-ups applicable to any other stockholder who has registration rights with respect to the Common Stock or securities convertible into, or exchangeable or exercisable for, such securities that has executed such a lockup (and, if the Company or the managing underwriters agree to waive any such lockup for any such other stockholder, the Company shall also waive the Investors’ lockup pro rata to the same extent). In addition, and notwithstanding anything to the contrary contained in this Section 3.6, the Company shall agree and shall cause its executive officers and directors to agree to execute a “lock-up” agreement reasonably requested by the representatives of any underwriters (or placement agents, as the case may be) in connection with any Marketed Underwritten Offering or Shelf

Offering, as applicable, subject to customary exceptions and for a term reasonably requested by the representatives of such underwriters (or placement agents, as the case may be) and in any case, such term shall not exceed 60 days following the pricing of such offering; provided, further that the Holders participating in such offering shall use commercially reasonable efforts to reduce the time period applicable to any such “lock-up” (to a period not shorter than 30 days) after consultation with any such underwriters (or placement agents, as the case may be).

Article IV
Indemnification
Section 4.1Indemnification by Company.  To the extent permitted by applicable law, the Company will, with respect to any Registrable Securities as to which registration or qualification or compliance under applicable “blue sky” laws has been effected pursuant to this Agreement, indemnify each Holder, each Holder’s current and former officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees, and each Person controlling such Holder or any of the foregoing within the meaning of Section 15 of the Securities Act, and each underwriter thereof, if any, and each Person who controls any such underwriter within the meaning of Section 15 of the Securities Act (collectively, the “Company Indemnified Parties”), against all expenses, claims, losses, damages, costs (including costs of preparation and reasonable attorney’s fees and any legal or other fees or expenses actually incurred by such party in connection with any investigation or proceeding), judgments, fines, penalties, charges, amounts paid in settlement and other liabilities, joint or several (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, preliminary prospectus, offering circular or other document, or any amendment or supplement thereto incident to any such registration, qualification or compliance or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and the Company will reimburse each of the Company Indemnified Parties for any reasonable legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, as such expenses are incurred.  The indemnity agreement contained in this Section 4.1 shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable to a Holder in any such case for any such loss, claim, damage, liability or action (a) to the extent that it arises out of or is based upon a violation or alleged violation of any state or federal law (including any claim arising out of or based on any untrue statement or alleged untrue statement or omission or alleged omission in the registration statement or prospectus) which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by or on behalf of any Holder or (b) in the case of a sale directly by a Holder of Registrable Securities (including a sale of such Registrable Securities through any underwriter retained by such Holder engaging in a distribution solely on behalf of such Holder), such untrue statement or alleged untrue statement or omission or alleged omission was corrected in a final or amended prospectus, and such Holder failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the Registrable Securities to the Person asserting any such loss, claim, damage or liability in any case in which such delivery is required by the Securities Act.
Section 4.2Indemnification by Holders.  To the extent permitted by applicable law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration or qualification or compliance under applicable “blue sky” laws is being effected, indemnify, severally and not jointly, the Company, each of its directors, officers, partners, members, managers, shareholders, accountants, attorneys, agents and employees, each underwriter, if any, of the Company’s securities covered by such a registration, each Person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other Holder and each of such other Holder’s officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees and each Person controlling such Holder or any of the foregoing within the meaning of Section 15 of the Securities Act (collectively, the “Holder Indemnified Parties”), against all expenses, claims, losses, damages, costs (including costs of preparation and reasonable attorney’s fees and any legal or other fees or expenses actually incurred by such party in connection with any investigation or proceeding), judgments, fines, penalties, charges, amounts paid in settlement and other and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, preliminary prospectus, offering circular or other document, or any amendment or supplement thereto incident to any such registration, qualification or compliance or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and will reimburse each of the Holder Indemnified Parties for any reasonable legal or any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, as such expenses are incurred, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein, provided, however, that in no event shall any indemnity under this Section 4.2 payable by a Holder exceed the amount by which the net proceeds actually received by such Holder from the sale of Registrable Securities included in such registration exceeds the amount of any other losses, expenses, settlements, damages, claims and liabilities that such Holder has been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission or violation.  The indemnity agreement contained in this Section 4.2 shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the prior written consent of the applicable Holder (which consent shall not be unreasonably withheld or delayed), nor shall the Holder be liable for any such loss, claim, damage, liability or action where such untrue statement or alleged untrue statement or omission or alleged omission was corrected in a final or amended prospectus, and the Company or the underwriters failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the Registrable Securities to the Person asserting any such loss, claim, damage or liability in any case in which such delivery is required by the Securities Act

Section 4.3Notification.  Each party entitled to indemnification under this Article IV (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided, however, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld or delayed), and the Indemnified Party may participate in such defense at such party’s expense; provided, further, however, that an Indemnified Party (together with all other Indemnified Parties) shall have the right to retain one (1) separate counsel, with the reasonable fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to conflicting interests between such Indemnified Party and any other party represented by such counsel in such proceeding.  The failure of any Indemnified Party to give notice as provided herein shall relieve the Indemnifying Party of its obligations under this Article IV, only to the extent that, the failure to give such notice is materially prejudicial or harmful to an Indemnifying Party’s ability to defend such action.  No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the prior written consent of each Indemnified Party (which consent shall not be unreasonably withheld or delayed), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

The indemnity agreements contained in this Article IV shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.  The indemnification set forth in this Article IV shall be in addition to any other indemnification rights or agreements that an Indemnified Party may have.

Section 4.4Contribution.  If the indemnification provided for in this Article IV is held by a court of competent jurisdiction to be unavailable to an Indemnified Party, other than pursuant to its terms, with respect to any claim, loss, damage, liability or action referred to therein, then, subject to the limitations contained in Article IV, the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such claim, loss, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other in connection with the actions that resulted in such claims, loss, damage, liability or action, as well as any other relevant equitable considerations.  The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact related to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were based solely upon the number of entities from whom contribution was requested or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 4.4.  The Holders’ obligations to contribute as provided in this Section 4.4 are several in proportion to their respective purchase obligations and not joint, and in no event shall any Holder's contribution obligation under this Section 4.4 exceed the amount by which the net proceeds actually received by such Holder from the sale of Registrable Securities included in such registration exceeds the amount of any other losses, expenses, settlements, damages, claims and liabilities that such Holder has been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission or violation.  No Person guilty of fraudulent misrepresentation (within the meaning of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
Article V
Transfer and Termination of Registration Rights
Section 5.1Transfer of Registration Rights.  The rights to cause the Company to register the resale of securities granted to a Holder under this Agreement may be assigned to any Person in connection with any Transfer (as defined in the Investment Agreement) or assignment of Registrable Securities in a Transfer permitted by Section 5.07 of the Investment Agreement; provided, however, that (a) such transfer may otherwise be effected in accordance with applicable securities laws, (b) prior written notice of such assignment is given to the Company, and (c) such transferee agrees in writing to be bound by, and subject to, this Agreement as a “Holder” pursuant to a written instrument in form and substance reasonably acceptable to the Company.
Section 5.2Termination of Registration Rights.  The rights of any particular Holder to cause the Company to register the resale of securities under Article I and Article II shall terminate with respect to such Holder upon the date upon which such Holder no longer holds any Registrable Securities.

Miscellaneous.
Section 6.1Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and will become effective when one or more counterparts have been signed by a party and delivered to the other parties.  Facsimile, PDF copies or other electronic transmission of signatures shall constitute original signatures for all purposes of this Agreement and any enforcement hereof. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means. “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.
Section 6.2Governing Law.
(a)This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.
(b)Any dispute relating hereto shall be heard in the Court of Chancery of the State of Delaware and, if applicable, in any state or federal court located in the State of Delaware in which appeal from the Court of Chancery of the State of Delaware may validly be taken under the laws of the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over such dispute, any state or federal court within the State of Delaware) (each a “Chosen Court” and collectively, the “Chosen Courts”), and the parties agree to the exclusive jurisdiction and venue of the Chosen Courts.  Such Persons further agree that any proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby or by any matters related to the foregoing (the “Applicable Matters”) shall be brought exclusively in a Chosen Court, and that any proceeding arising out of this Agreement or any other Applicable Matter shall be deemed to have arisen from a transaction of business in the State of Delaware, and each of the foregoing Persons hereby irrevocably consents to the jurisdiction of such Chosen Courts in any such proceeding and irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that such Person may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such Chosen Court or that any such proceeding brought in any such Chosen Court has been brought in an inconvenient forum.
(c)Such Persons further covenant not to bring a proceeding with respect to the Applicable Matters (or that could affect any Applicable Matter) other than in such Chosen Court and not to challenge or enforce in another jurisdiction a judgment of such Chosen Court.
(d)Process in any such proceeding may be served on any Person with respect to such Applicable Matters anywhere in the world, whether within or without the jurisdiction of any such Chosen Court.  Without limiting the foregoing, each such Person agrees that service of process on such party as provided in Section 6.5 shall be deemed effective service of process on such Person.

(e)Waiver of Jury Trial.  EACH PARTY HERETO, FOR ITSELF AND ITS AFFILIATES, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR OTHER PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE ACTIONS OF THE PARTIES HERETO OR THEIR RESPECTIVE AFFILIATES PURSUANT TO THIS AGREEMENT OR IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.
Section 6.3Entire Agreement; No Third Party Beneficiary.  This Agreement and the Investment Agreement contain the entire agreement by and among the parties with respect to the subject matter hereof and all prior negotiations, writings and understandings relating to the subject matter of this Agreement.  Except as provided in Article IV, this Agreement is not intended to confer upon any Person not a party hereto (or their successors and permitted assigns) any rights or remedies hereunder.
Section 6.4Expenses.  Except as provided in Section 3.3, all fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including accounting and legal fees shall be paid by the party incurring such expenses.
Section 6.5Notices.  All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given or made as follows:  (a) if sent by registered or certified mail in the United States return receipt requested, upon receipt; (b) if sent by nationally recognized overnight air courier, one (1) Business Day after mailing; (c) if sent by e-mail transmission, with a copy sent on the same day in the manner provided in the foregoing clause (a) or (b), when transmitted and receipt is confirmed; and (d) if otherwise actually personally delivered, when delivered, provided, that such notices, requests, demands and other communications are delivered to the address set forth below, or to such other address as any party shall provide by like notice to the other parties to this Agreement:

If to the Company, to:

The ONE Group Hospitality, Inc.
1624 Market Street, Suite 311
Denver, CO 80202
Attention:Chief Executive Officer and Chief Financial Officer
Email:LegalNotices@togrp.com

with a copy (which shall not constitute notice) to:

Stoel Rives LLP

760 SW Ninth Avenue, Suite 3000

Portland, OR 97205
Attention:Steven H. Hull; Will Goodling
Email:steven.hull@stoel.com; will.goodling@stoel.com

If to the Hill Path Investor, to:

HPC III Kaizen LP
150 East 58th Street 32nd Floor
New York, NY 10155
Attention:James Chambers
Email:chambers@Hillpathcap.com

with a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP
425 Lexington Ave
New York, New York 10017
Attention:Tracey A. Zaccone

Matthew B. Rogers

Benjamin N. Heriaud
Email:Tracey.Zaccone@stblaw.com

MRogers@stblaw.com

Benjamin.Heriaud@stblaw.com

If to the HPS Investor, to:

HPS Investment Partners, LLC

40 West 57th Street

New York, NY 10019
Attention: Daniel Zevnik
Email: daniel.zevnik@hpspartners.com

with a copy (which shall not constitute notice) to:

Milbank LLP

55 Hudson Yards

New York, NY 10001-2163

Attention: John Britton

Email: JBritton@milbank.com

Section 6.6Successors and Assigns.  This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  Except as provided in Section 5.1, no assignment of this Agreement or of any rights or obligations hereunder may be made by any party hereto without the prior written consent of the other parties hereto. Any purported assignment or delegation in violation of this Agreement shall be null and void ab initio.
Section 6.7Headings.  The Section, Article and other headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement.
Section 6.8Amendments and Waivers.  This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the Company and the Holders of a majority of the Registrable Securities outstanding at the time of such amendment.  Any party hereto may, only by an instrument in writing, waive compliance by any other party or parties hereto with any term or provision hereof on the part of such other party or parties hereto to be performed or complied with.  No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor will any single or partial exercise of any right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The waiver by any party hereto of a breach of any term or provision hereof shall not be construed as a waiver of any subsequent breach.  The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

Section 6.9Interpretation; Absence of Presumption.
(a)For the purposes hereof:  (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires; (ii) the terms “hereof,” “herein,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and paragraph references are to the Sections and paragraphs in this Agreement unless otherwise specified; (iii) the word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless the context otherwise requires or unless otherwise specified; and (iv) the word “or” , “any” or “either” shall not be exclusive.  References to a Person are also to its permitted assigns and successors.  When calculating the period of time between which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded (and unless, otherwise required by law, if the last day of such period is not a Business Day, the period in question shall end on the next succeeding Business Day)
(b)With regard to each and every term and condition of this Agreement, the parties hereto understand and agree that the same have or has been mutually negotiated, prepared and drafted, and if at any time the parties hereto desire or are required to interpret or construe any such term or condition, no consideration will be given to the issue of which any party hereto actually prepared, drafted or requested any term or condition of this Agreement.
Section 6.10Severability.  Any provision hereof that is held to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, shall be ineffective only to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof, provided, however, that the parties will attempt in good faith to reform this Agreement in a manner consistent with the intent of any such ineffective provision for the purpose of carrying out such intent.

(The next page is the signature page)

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first above written.

THE ONE GROUP HOSPITALITY, INC.

By:
Name:
Title:

HPC III Kaizen LP

By:	HILL PATH CAPITAL PARTNERS III GP LLC, its General Partner

By:
Name:
Title:

HPS INVESTMENT PARTNERS, LLC

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

EXHIBIT A
DEFINED TERMS

1.The following capitalized terms have the meanings indicated:

“Affiliate” of any Person means any Person, directly or indirectly, controlling, controlled by or under common control with such Person.
“Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined under Rule 405.
“Business Day” means a day that is not a Saturday or Sunday or a day on which banks in New York City are authorized or requested by law to close.
“Commission” means the Securities and Exchange Commission.
“Common Stock” means the Company’s common stock, par value $0.0001 per share.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.
“Hill Path Holder” means (a) any Hill Path Holder holding Registrable Securities and (b) any transferee to which the rights under this Agreement have been transferred in accordance with Section 5.1.
“Holder” means (a) any Investor holding Registrable Securities and (b) any transferee to which the rights under this Agreement have been transferred in accordance with Section 5.1.
“Person” means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, other legal entity, or any government or governmental agency or authority.
“register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.
“Registrable Securities” means (a) any Warrants, (b) any shares of Common Stock issued or issuable upon exercise of the Warrants, and (c) any other securities actually issued in respect of the securities described in clause (a) above or this clause (c) upon any stock split, stock dividend, recapitalization, reclassification, merger, consolidation or similar event; provided, however, that the securities described in clauses (a) through (c) above shall only be treated as Registrable Securities until the earliest of:  (i) the date on which such security has been registered under the Securities Act and disposed of in accordance with an effective Registration Statement relating thereto; (ii) the date on which both (A) such security becomes eligible for sale pursuant to Rule 144 without volume or manner-of-sale restrictions and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144(c)(1) and (B) the Holder holds less than 1% of the fully diluted outstanding Common Stock (which for confirmation excludes shares of Common Stock reserved for, but not issued, under an equity incentive plan of the Company); or (iii) the date on which such security is transferred in a transaction pursuant to which the registration rights are not also assigned in accordance with Section 5.1.

“Registration Expenses” means (a) all expenses incurred by the Company in complying with this Agreement, including, without limitation, internal expenses, all registration, qualification, listing and filing fees, printing expenses, escrow fees, rating agency fees, fees and disbursements of the Company’s independent registered public accounting firm, fees and disbursements of counsel for the Company, blue sky fees and expenses, (b) the documented and reasonable fees and expenses of one counsel to the Holders in connection with this Agreement and (c) the fees and expenses of counsel for the underwriters (or any placement agent, as the case may be) and any qualified independent underwriter in connection with FINRA and blue sky qualifications; provided, however, that Registration Expenses shall not include any Selling Expenses.
“Restricted Securities” means any Common Stock required to bear the legend set forth in Section 5.08(a) of the Investment Agreement.
“Rule 144” means Rule 144 promulgated under the Securities Act and any successor provision.
“Rule 405” means Rule 405 promulgated under the Securities Act and any successor provision.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.
“Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders.
“Shelf Registration” means the Resale Shelf Registration or a Subsequent Shelf Registration, as applicable.
“Transfer” has the meaning given to such term in the Investment Agreement.
“WKSI” means a “well known seasoned issuer” as defined under Rule 405.
2.The following terms are defined in the Sections of the Agreement indicated:

INDEX OF TERMS

TermSection

AgreementPreamble

Applicable MattersSection 6.2(b)

Chosen CourtSection 6.2(b)

CompanyPreamble

Company Indemnified PartiesSection 4.1

Effectiveness PeriodSection 1.2

Electronic SignaturesSection 6.1

Hill Path InvestorPreamble

Holder Indemnified PartiesSection 4.2

HPS InvestorPreamble

Indemnified PartySection 4.3

Indemnifying PartySection 4.3

InvestorsPreamble

Marketed Underwritten OfferingSection 1.6

Requested InformationSection 3.1(i)

Resale Shelf RegistrationSection 1.1

Resale Shelf Registration StatementSection 1.1

Investment AgreementPreamble

Shelf OfferingSection 1.7

Subsequent Holder NoticeSection 1.5

Subsequent Shelf RegistrationSection 1.3

Take-Down NoticeSection 1.7

WarrantsPreamble